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                                                                    Exhibit 10.8

                      OPTION TO PURCHASE STOCK OF ODD JOB

        THIS OPTION AGREEMENT, dated as of December 5, 1995, is by and between MAZEL COMPANY L.P., a Delaware limited partnership ("MAZEL"), and ZS MAZEL L.P., a Delaware limited partnership ("ZS MAZEL").


                                   RECITALS:
                                   --------


        WHEREAS, ZS Mazel owns all of the currently outstanding shares of Common Stock (the "ODD JOB STOCK"), par value $1.00 per share, of Odd-Job Holdings, Inc., a Delaware corporation ("HOLDINGS");

        WHEREAS, Odd-Job Acquisition Corp., a Delaware corporation ("Newco") is a wholly-owned subsidiary of Holdings;

        WHEREAS, ZS Mazel wishes to sell an option in favor of Mazel and Mazel wishes to purchase an option from ZS Mazel, to purchase the Odd Job Interests (as defined herein), upon the terms and conditions hereinafter set forth;

        WHEREAS, simultaneously with the execution and delivery of this Agreement, in partial consideration for the grant of the option herein contained, Mazel has agreed to purchase a Subordinated Note of ZS Mazel (the "SUBORDINATED NOTE") for a purchase price of $1,350,000; and

        WHEREAS, capitalized terms used herein which are otherwise not defined shall have the meaning set forth in Section 7.1 hereof;

        NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, Mazel and ZS Mazel hereby agree as follows:


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                                   ARTICLE I.

                           OPTION AND PURCHASE PRICE
                           -------------------------

        1.1. PURCHASE OF OPTION. On the terms and subject to the conditions set forth in this Agreement, Mazel Shall purchase from ZS Mazel and ZS Mazel shall sell to Mazel the Odd Job Option (as defmed below) for a purchase price of $50,000, payable by bank or wire transfer of immediately available funds to such account as has been designated by Mazel to ZS Mazel.

        1.2. ODD JOB OPTION. On the terms and subject to the conditions set forth in this Agreement, ZS Mazel hereby irrevocably grants an option (the "ODD JOB OPTION") to Mazel, and upon exercise of the Odd Job Option by Mazel as hereinafter provided, ZS Mazel agrees to sell, transfer, assign, convey and deliver to Mazel all of the right, title and interest now or hereafter owned or held by ZS Mazel in and to (the interests held by ZS Mazel in Holdings described below are sometimes hereinafter collectively referred to as the "ODD JOB INTERESTS"):

        (a)  all shares of Odd Job Stock owned by ZS Mazel; and

        (b) all other shares of capital stock, into which the Odd Job Stock may be converted or changed by reason of any stock split, recapitalization, merger, consolidation, or otherwise of Holdings.

        1.3. PURCHASE PRICE. Subject to adjustment as provided in Section 1.5, the purchase price (as adjusted pursuant to Section 1.5, the "PURCHASE PRICE") for the Odd Job Interests to be purchased by Mazel upon exercise of the Odd Job Option hereunder shall be an amount equal to $1,400,000, payable, at the election of Mazel, (i) by bank wire transfer in immediately available funds to a bank account designated in writing by ZS Mazel not less than five (5) Business Days before the Closing Date, (ii) by delivery of all or a portion of the Subordinated Note, in cancellation of unpaid principal and accrued interest thereon equal to the Purchase Price, or (iii) by any combination of (i) or (ii).

        1.4. EXERCISE OF OPTION. The Odd Job Option may be exercised by Mazel at any time on or prior to February 28, 2003 (the "EXPIRATION DATE") by giving written notice of exercise (the "EXERCISE NOTICE") of the Odd Job Option on or prior to such date to ZS Mazel.

        1.5. PURCHASE PRICE ADJUSTMENTS. The Purchase Price shall increase at a rate per annum (computed on the basis of 365 or 366 days per year, as the case may be) equal to seven and 34/100 per cent (7.34%), compounding annually on each anniversary of the date of this Agreement.

        1.6. CLOSING DATE. The consummation of the purchase and sale of the Odd Job Interests upon exercise of the Odd Job Option (the "CLOSING") shall be held at 10:00 a.m. (New York City time) on (i) the later to occur of five (5) Business Days after the receipt of the


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Exercise Notice or after the satisfaction or waiver of each party's condition to consummate the closing specified in Article IV or (ii) at such other time and date as shall be mutually agreed to by the parties hereto (such date and time of the Closing being herein referred to as the "CLOSING DATE") at the offices of Rogers & Wells, 200 Park Avenue, New York, New York.


                                   ARTICLE II.

                   REPRESENTATIONS AND WARRANTIES OF ZS MAZEL
                   ------------------------------------------

        ZS Mazel represents and warrants to Mazel as follows:


        2.1. ORGANIZATION AND QUALIFICATION. ZS Mazel is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite partnership power and authority to own the Odd Job Interests.

        2.2. TITLE TO THE SECURITIES. The Odd Job Interests specified in Section
1.1 are owned directly and of record by ZS Mazel, free and clear of all Liens. At the Closing, ZS Mazel will convey to Mazel good title to the Odd Job Interests to be sold hereunder, free and clear of all Liens.

        2.3. VALIDITY AND EXECUTION OF AGREEMENT. ZS Mazel has the full legal right, capacity and power and ZS Mazel has all requisite partnership authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. The General Partner of ZS Mazel has approved the transactions contemplated pursuant to this Agreement and each of the other agreements required to be entered into pursuant hereto by such parties. This Agreement has been duly executed and delivered by ZS Mazel and constitutes the valid and binding obligation of ZS Mazel enforceable against it in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).


                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF MAZEL
                    ---------------------------------------

        MazeI represents and warrants to ZS Mazel:

        3.1. ORGANIZATION AND CAPITALIZATION. Mazel is a duly organized and validly existing limited partnership, in good standing under the laws of the State of Delaware, and has all requisite partnership power and lawful authority to enter into this Agreement and to perform its obligations hereunder.




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        3.2. VALIDITY AND EXECUTION OF AGREEMENT. Mazel has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. The person or persons executing this Agreement and all related agreements, documents and certificates on behalf of Mazel have been specifically authorized to do so by appropriate corporate or partnership proceedings. This Agreement has been duly executed and delivered by Mazel and constitutes the valid and binding obligation of Mazel enforceable against Mazel in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

        3.3. PURCHASE FOR INVESTMENT. The Odd Job Option and any Odd Job Interests acquired by Mazel upon exercise of the Odd Job Option are or will be, as the case may be, acquired by Mazel for its own account for the purpose of investment and Mazel will refrain from transferring or otherwise disposing of all or any portion of the Odd Job Option, any Odd Job Interests acquired upon exercise of the Odd Job Option, or any interest therein, in such manner as to cause ZS Mazel or Holdings to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.


                                  ARTICLE IV.

                      CONDITIONS PRECEDENT TO THE CLOSING
                      -----------------------------------

        4.1. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF MAZEL TO COMPLETE THE CLOSING. The obligations of Mazel to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Mazel:

        (a) THIRD PARTY CONSENTS. All consents, permits and approvals from parties to contracts or other agreements with ZS Mazel that may be required in connection with the performance by ZS Mazel of its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement after the Closing shall have been obtained, except where the failure to obtain any of the foregoing (or in lieu thereof waivers) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect the Odd Job Interests or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Mazel. All approvals of or filings with Governmental or Regulatory Bodies necessary to consurmate the Closing shall have been obtained or made and, if applicable, the waiting period under the HSR Act shall have expired.

        (b) INJUNCTION, ETC. At the Closing, there shall not be any Order outstanding against any party hereto or Law promulgated that prevents consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of the transactions contemplated by this Agreement or would be likely to have any material adverse effect on the Odd Job Interests to be purchased by Mazel hereunder.




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        (c) STOCK CERTIFICATES OF ZS MAZEL. ZS Mazel shall have delivered to
Mazel Stock certificates evidencing the Odd Job Interests, accompanied by stock powers duly executed in blank.

        4.2. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ZS MAZEL TO COMPLETE THE CLOSING. The obligations of ZS Mazel to enter into and complete the Closing are subject to the fulfiliment on or prior to the Closing Date, of the following conditions, any one or more of which may be waived by the general partner of ZS
Mazel:

        (a) THIRD PARTY CONSENTS. All consents, permits and approvals from parties to contracts or other agreements with ZS Mazel that may be required in connection with the performance by ZS Mazel of its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement after the Closing shall have been obtained, except where the failure to obtain any of the foregoing (or in lieu thereof waivers) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect the Odd Job Interests or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Mazel. All approvals of or filings with Governmental or Regulatory Bodies necessary to consummate the Closing shall have been obtained or made and, if applicable, the waiting period under the HSR Act shall have expired.

        (b) INJUNCTION, ETC. At the Closing, there shall not be any Order outstanding against any party hereto or Law promulgated that prevents consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of the transaction contemplated by this Agreement.

        (c) DELIVERV OF FUNDS. Mazel shall have delivered to ZS Mazel the Purchase Price in accordance with Section 1.3 hereof.


                                   ARTICLE V.

                                 MISCELLANEOUS
                                 -------------

        5.1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

        "BUSINESS DAY" means any day on which commercial banks are not authorized or required by law to close in New York, New York.

        "GOVERNMENTAL OR REGULATORV BODY" means court, tribunal, arbitrator or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of any such government or political subdivision.

        "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.



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        "LAW" means any law, statute, rule, regulation, ordinance and other pronouncement having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Body.

        "LIEN" means any lien, pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any stockholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

        "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Body, in each case whether preliminary or final.

        "PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental or Regulatory Body or other entity.

        5.2. FURTHER ASSURANCES. At any time and from time to time after the exercise of the Odd Job Option, at the request of Mazel, and without further consideration, zS Mazel will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Mazel may reasonably deem necessary or desirable in order to transfer, convey and assign more effectively to Mazel, the Odd Job Interests.

        5.3. NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, telegraphed, telexed, sent by facsimile transmission or sent by prepaid air courier or certified, registered or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, telegraphed, telexed, sent by facsimile transmission and, in the case of facsimile, confirmed in writing within three (3) Business Days thereafter or sent by prepaid air courier or (b) three (3) Business Days following the mailing thereof, if mailed by registered or certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 5.3):

          If to Mazel:

               Mazel Company L.P.
               31200 Aurora Road
               Solon, Ohio 44139
               Attention: Reuven Dessler
               Telephone: (216) 248-5200
               Telecopier: (216) 349-1931


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          If to ZS Mazel:

               c/o ZS Fund L.P.
               120 West 45th Street
               Suite 2600
               New York, New York 10036
               Attention:      Ned L. Sherwood
               Telephone:      (212) 398-6200
               Telecopier:     (212) 398-1808

          With a copy to:

               Rogers & Wells
               200 Park Avenue
               New York, New York 10166
               Attention:      Steven A. Hobbs, Esq.
               Telephone:      (212) 878-8005
               Telecopier:     (212) 878-8375

        5.4. PUBLICITY. No publicity release or public announcement concerning this Agreement or the transactions contemplated hereby shall be made by Mazel, on the one hand, or by ZS Mazel on the other hand, without advance approval thereof by each other.

        5.5. ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules) and the agreements, certificates and other documents delivered pursuant to this Agreement contain the entire agreement among the parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

        5.6. WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. The rights and remedies of any parties based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties as to which there is no inaccuracy or breach).

        5.7. GOVERNING LAW: JURISDICTION AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. Jurisdiction and venue for any action arising under this Agreement shall lie exclusively in the courts of the State of New York or the federal district court for the Southern District of New York, and all parties irrevocably consent to the personal and subject matter jurisdiction of said courts.

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        5.8. BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable by any party hereto without the prior written consent of the other parties hereto except by operation of law and any other purported assignment shall be null and void.

        5.9. VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

        5.10. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

        5.11. EXHIBIT AND SCHEDULES. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

        5.12. HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

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        5.13. SEYERABILITY OF PROVISIONS. If any provision or any portion of any provision of this Agreement or the application of such provision or any portion thereof to any Person or circumstance, shall be held invalid or unenforceable, the remaimng portion of much provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        ZS MAZEL L.P.

                                        By: ZS Mazel, Inc.
                                            its general partner


                                        By: /s/ Reuven Dessler
                                           ----------------------------
                                           Name:
                                           Title:



                                        MAZEL CQMPANY L.P.

                                        By:  ZS Mazel L.P., its
                                             general partner

                                        By:  ZS Mazel, Inc.,
                                             its general partner


                                        By: /s/ Reuven Dessler
                                           -----------------------------
                                           Name:
                                           Title:



                                        By:  Mazel/D&K, Inc.,
                                             its general partner


                                        By: /s/ Reuven Dessler
                                           ------------------------------
                                           Name:
                                           Title:
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